UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2017, Jason T. Mazzola resigned from his position as President and Chief Executive Officer (“CEO”) of Citi Trends, Inc. (the “Company”) to pursue another opportunity.  On March 21, 2017, the Company’s board of directors (the “Board”) appointed Bruce D. Smith, the Company’s current Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”) and Secretary, to serve as the Acting Chief Executive Officer (“Acting CEO”), effective March 23, 2017.  Mr. Smith will maintain his CFO, COO and Secretary titles, and the Company will conduct a search for a permanent CEO.  Mr. Smith, age 58, has served as the Company’s CFO, COO and Secretary since March 2015.  Prior to that role, he served as the Company’s Executive Vice President and CFO from March 2010 to March 2015, and Senior Vice President and CFO from April 2007 to March 2010.

In connection with his promotion to Acting CEO, Mr. Smith will receive a base salary of $500,000 per year, and will be eligible to earn an annual cash incentive with a target value equal to 100% of his base salary.  The annual incentive will be earned based on achievement of pre-established performance goals, which include the attainment of earnings targets for the Company, with the potential to earn up to 200% of the target amount, to the extent the performance goals are achieved at maximum levels.  The annual incentive will be prorated to reflect the portion of the Company’s fiscal year that Mr. Smith serves as Acting CEO.  In addition and in connection with his promotion, on March 23, 2017, Mr. Smith was granted an award of 7,500 shares of restricted stock, which shares will vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to Mr. Smith’s continued employment with the Company.  Mr. Smith will continue to be eligible to participate in the Company’s other incentive, retirement and welfare benefit plans available to other senior officers of the Company.  Mr. Smith will also continue to be subject to his existing Employment Non-Compete, Non-Solicit and Confidentiality Agreement and Severance Agreement, each of which he entered into with the Company on May 1, 2013.  These agreements were filed as Exhibits 10.1 and 10.5, respectively, to the Company’s quarterly Report on Form 10-Q for the quarter ended August 3, 2013.

In order to assist Mr. Smith in his transition to Acting CEO and to provide for the orderly succession of senior management responsibilities, the Board also appointed R. Edward Anderson, the Board’s current non-executive Chairman, to serve as Executive Chairman of the Board, effective March 23, 2017.  While serving as Executive Chairman, Mr. Anderson will receive a base salary of $350,000 per year, and will be eligible to earn an annual cash incentive with a target value equal to 100% of his base salary.  The annual incentive will be earned based on achievement of pre-established performance goals, which include the attainment of earnings targets for the Company, with the potential to earn up to 200% of the target amount, to the extent the performance goals are achieved at maximum levels.  The annual incentive will be prorated to reflect the portion of the Company’s fiscal year that Mr. Anderson serves as Executive Chairman.

In connection with his resignation as President and Chief Executive Officer, Mr. Mazzola also resigned his position as a director of the Company on March 21, 2017.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following Mr. Mazzola’s resignation, on March 21, 2017, the Board reduced the size of the Board from seven to six members.

On March 23, 2017, the Company issued a press release announcing Mr. Mazzola’s resignation and the appointment of Mr. Smith and Mr. Anderson to their new positions, which press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 23, 2017

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2017 Annual Meeting. Citi Trends intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Citi Trends’ 2017 Annual Meeting. Information regarding the direct and indirect beneficial ownership of Citi Trends’ directors and executive officers in Citi Trends securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in Citi Trends’ Annual Report on Form 10-K for the year ended January 30, 2016, filed with the SEC on April 13, 2016 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended January 28, 2017 filed on May 31, 2016, August 29, 2016 and December 5, 2016, respectively. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 23, 2017
	By:	/s/ Bruce D. Smith
	Name:	Bruce D. Smith
	Title:	Acting Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 23, 2017